                                                               Fiscal Year Ended
                                       ---------------------------------------------------------------
                                                                                             Pro Forma
                                       April 2,  April 1,  March 31,  March 29,  March 28,   March 28,
                                         1993     1994       1995       1996       1997        1997
                                       --------  --------  ---------  ---------  ---------  ----------
Income before taxes and extraordinary
 items                                  $  426    $1,047    $1,602     $1,558    $ 4,245     $ 4,442
Interest expense                         4,053     4,282     4,843      6,125      5,381       8,248
Interest expense related to rent           700       767     1,033      1,233      1,233       1,233
                                        ------    ------    ------     ------    -------    --------
Earnings before taxes, extraordinary
 item and interest                      $5,179    $6,096    $7,478     $8,916    $10,859     $13,923
                                        ------    ------    ------     ------    -------    --------
                                        ------    ------    ------     ------    -------    --------

Interest expense                        $4,053    $4,282    $4,843     $6,125    $5,381      $8,248
Interest expense related to rent           700       767     1,033      1,233     1,376       1,233
                                        ------    ------    ------     ------    -------    --------
Total fixed charges                      4,753    $5,049    $5,876     $7,358    $6,757      $9,481
                                        ------    ------    ------     ------    -------    --------
                                        ------    ------    ------     ------    -------    --------

Ratio of earnings of fixed charges         1.1       1.2       1.3        1.2        1.6         1.5
                                        ------    ------    ------     ------    -------    --------
                                        ------    ------    ------     ------    -------    --------
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